Ex. 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements listed below of Hudson Pacific Properties, Inc. our reports relating to our audit of the combined financial statements for the year ended December 31, 2008, which appears in this Annual Report on Form 10-K of Hudson Pacific Properties, Inc. for the year ended December 31, 2010.

Filing	Registration Number

Registration Statement on Form S-8	File No. 333-170914

Registration Statement on Form S-8	File No. 333-167847

/s/ MCGLADREY & PULLEN, LLP

Chicago, Illinois
March 23, 2011